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                                                                   Exhibit 3.a.2

                             CERTIFICATE OF INCREASE
                      IN THE NUMBER OF AUTHORIZED SHARES OF
                  SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

                                       of
                             CONEXANT SYSTEMS, INC.

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                     Pursuant to Section 151 of the General
                    Corporation Law of the State of Delaware
                   ------------------------------------------

            Conexant Systems, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Company"), hereby certifies that pursuant to the authority conferred upon the Board of Directors by the Amended and Restated Certificate of Incorporation of the Company, the Board of Directors has adopted the following resolution increasing the number of authorized shares of the Company's Preferred Stock, without par value, designated as Series A Junior Participating Preferred Stock:

                  "RESOLVED FURTHER, that pursuant to the authority granted to and vested in the Board of Directors in accordance with the provisions of the Amended and Restated Certificate of Incorporation of the Company (the "Certificate of Incorporation") and the General Corporation Law of the State of Delaware, the number of shares of the Company's previously authorized Preferred Stock, without par value, designated as Series A Junior Participating Preferred Stock pursuant to Article Fourth of the Certificate of Incorporation be, and it hereby is, increased from 1,500,000 to 5,000,000; and"

            IN WITNESS WHEREOF, the Company has caused this Certificate of Increase to be signed by its officer thereunto duly authorized, this 1st day of March, 2004.

                                        CONEXANT SYSTEMS, INC.

                                        By: /s/ Dennis E. O'Reilly
                                            ----------------------------------
                                            Name: Dennis E. O'Reilly
                                            Title: Senior Vice President, Chief
                                                   Legal Officer and Secretary